Exhibit 32      Section 1350 Certifications.

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Beach First National Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.   The quarterly report of the Company for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial  condition and results of operations of the Company.

                                                                                                      /s/ Walter E. Standish, III

                                                                                                      Walter E. Standish, III
                                                                                                      Chief Executive Officer

                                                                                                      November 9, 2007

                                                                                                    /s/ Gary S. Austin

                                                                                                    Gary S. Austin
                                                                                                    Chief Financial Officer

                                                                                                    November 9, 2007